ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012

For further information	KCSA Strategic Communications
Company Contact:	Garth Russell / Zach Brown
Ken Chymiak (9l8) 25l-2887	(212) 896-1250 / (212) 896-1217
Scott Francis (9l8) 25l-2887	grussell@kcsa.com / zbrown@kcsa.com

ADDVANTAGE TECHNOLOGIES GROUP, INC. TO REPORT
RESULTS FOR THIRD QUARTER OF FISCAL 2011

BROKEN ARROW, Oklahoma, July 26, 2011 – ADDvantage Technologies Group, Inc. (Nasdaq: AEY) announced today that it will release financial results for the three month period ended June 30, 2011, prior to the market open on Tuesday, August 9, 2011.

The Company will host a conference call on Tuesday, August 9, 2011, at 12:00 p.m. Eastern Time featuring remarks by David Chymiak, Chairman of the Board, Ken Chymiak, President and Chief Executive Officer, and Scott Francis, Chief Financial Officer. The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage's website, www.addvantagetech.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast. The dial-in number for the conference call is (888) 352-6803 or (719) 325-2245 for international participants.  All dial-in participants must use the following code to access the call: 2419302. Please call at least five minutes before the scheduled start time.

For interested individuals unable to join the conference call, a replay of the call will be available through August 23, 2011 at (877) 870-5176 (domestic) or (858) 384-5517 (international). Participants must use the following code to access the replay of the call: 2419302. The online archive of the webcast will be available on the Company's website for 30 days following the call.

About ADDvantage Technologies Group
ADDvantage Technologies Group, Inc. supplies the cable television (CATV) industry with a comprehensive line of new and used system-critical network equipment and hardware from leading manufacturers, including Cisco, Motorola and Fujitsu Frontech North America, as well as operating a national network of technical repair centers. The equipment and hardware ADDvantage distributes is used to acquire, distribute, and protect the broad range of communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including television programming, high-speed data (Internet) and telephony.

ADDvantage operates through its subsidiaries, Tulsat, Tulsat-Atlanta, Tulsat-Nebraska, Tulsat-Texas, NCS Industries, ComTech Services and Adams Global Communications. For more information, please visit the corporate web site at www.addvantagetech.com.